                                                                    Exhibit A(3)


 THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor. If you have sold or transferred all of your registered holdings of shares of Common Stock (as defined below), please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee.


                         NOTICE OF GUARANTEED DELIVERY
                   (Not to be used for Signature Guarantees)

                     For Tender of Shares of Common Stock
          (Including the Associated Preferred Stock Purchase Rights)

                                      of

                         Pulaski Furniture Corporation

                       Pursuant to the Offer to Purchase
                              dated April 7, 2000

                                      by

                            Pine Acquisition Corp.
                      A Direct Wholly Owned Subsidiary of

                              Pine Holdings, Inc.

   As set forth under "THE TENDER OFFER--Procedures for Tendering Shares of Common Stock" in the Offer to Purchase, dated April 7, 2000, and any supplements or amendments thereto (the "Offer to Purchase"), this form (or a copy hereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates (the "Certificates") representing shares of common stock together with the associated preferred stock purchase rights (together, the "Common Stock") of Pulaski Furniture Corporation, a Virginia corporation (the "Company"), are not immediately available, (ii) if the procedures for book-entry transfer cannot be completed on a timely basis or
(iii) time will not permit Certificates and all other required documents to reach First Union National Bank (the "Depositary") prior to the Expiration Date (as defined in "THE TENDER OFFER--Terms of the Offer" of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand, by mail or by overnight courier or transmitted by facsimile transmission to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in "THE TENDER OFFER--Procedures for Tendering Shares of Common Stock" of the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in the Offer to Purchase under "THE TENDER OFFER--Procedures for Tendering Shares of Common Stock".

                       The Depositary for the Offer is:

                           First Union National Bank

            By Mail:                                                      By Hand/Overnight Courier:
    First Union National Bank                                             First Union National Bank
   1525 West W.T. Harris Blvd.                                           1525 West W.T. Harris Blvd.
       Charlotte, NC 28288                                                   Charlotte, NC 28262
 Attn: Corporate Actions NC-1153                                       Attn: Corporate Actions NC-1153


                                (800) 829-8432

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instruction via facsimile transmission other than as set forth above will not constitute a valid delivery.

   This Notice of Guaranteed Delivery is not to be used to guarantee a signature. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in "THE TENDER OFFER-- Procedures for Tendering Shares of Common Stock" of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby tenders to Pine Acquisition Corp., a Virginia corporation and a direct wholly owned subsidiary of Pine Holdings, Inc., a Virginia corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of shares of Common Stock indicated below pursuant to the Guaranteed Delivery Procedures described in the Offer to Purchase under "THE TENDER OFFER--Procedures for Tendering Shares of Common Stock".


 Name of Record Holder(s): __________________________________________________

 ----------------------------------------------------------------------------

 Address(es): _______________________________________________________________

 ----------------------------------------------------------------------------

 Area Code(s) and Tel. No(s).: (home)_________________(work)_________________

 Signature(s): ______________________________________________________________

 Date: ______________________________________________________________________



 Number of shares of Common Stock: __________________________________________

 Certificate Number(s) if available: ________________________________________

 If shares of Common Stock will be tendered by book-entry transfer check box:

 [_]The Depository Trust Company

  Account Number: ________________________________________________________


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

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (Not to be used for signature guarantee)

   The undersigned, an Eligible Institution (as defined in "THE TENDER OFFER-- Procedures for Tendering Shares of Common Stock" of the Offer to Purchase), hereby guarantees that the undersigned will deliver to the Depositary, at one of its addresses set forth above, either the Certificates representing the shares of Common Stock tendered hereby, in proper form for transfer, or Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or, in the case of book-entry delivery of shares of Common Stock, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three Nasdaq Stock Market trading days (as defined in "THE TENDER OFFER--Procedures for Tendering Shares of Common Stock" of the Offer to Purchase) after the date hereof.


            Name of Firm:                        Authorized Signature:


-------------------------------------     ------------------------------------


-------------------------------------     Name: ______________________________
                                                     (Please Print)


Address: ____________________________
                         (Zip Code)       Address: ___________________________


 Area Code and Tel. No.: ____________     Date: ______________________________



NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY;
      CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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